Exhibit 21

                         Subsidiaries of Registrant


                                                 State of      Percentage
                                               Jurisdiction    of Voting
                                                     of        Securities
                 Company                       Organization      Owned
     Southeast Real Estate Resources
      Corporation                                  Florida       100%
     Southeast Power Corporation                   Florida       100%
     7-1-99 Corp. (inactive)                       Florida       100%
     Mamba Engineering Company, Inc.
       (inactive)                                  Florida       100%
     St. Cloud Mining Company                      Florida       100%
     Florida Transport Corporation                 Florida       100%
     Steeple Rock Mining Company (inactive)        Florida       100%
     The Goldfield Consolidated Mines
       Company (inactive)                          Florida       100%
       Subsidiaries of The Goldfield
         Consolidated Mines Company
         Detrital Valley Salt Corporation
           (inactive)                              Florida       100%
         The Lordsburg Mining Company              Florida       100%


     All of the above subsidiaries are included in the consolidated financial statements of the Company at December 31, 1999.